As filed with the U.S. Securities and Exchange Commission on September 12, 2025

Registration No. 333-274484

Registration No. 333-278571

Registration No. 333-280850

Registration No. 333-281748

Registration No. 333-283486

Registration No. 333-285293

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-3 NO. 333-274484

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-3 NO. 333-278571

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-3 NO. 333-280850

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-3 NO. 333-281748

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-3 NO. 333-283486

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-3 NO. 333-285293

UNDER

THE SECURITIES ACT OF 1933

Starbox Group Holdings Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

VO2-03-07, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100

Kuala Lumpur, Malaysia

+603 2781 9066

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Warren Wang, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: Not applicable.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form F-3 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by Starbox Group Holdings Ltd., a Cayman Islands company (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”):

●	Registration Statement No. 333-274484, filed with the SEC on September 12, 2023, as amended by Amendment No. 1, filed with the SEC on September 25, 2023;
●	Registration Statement No. 333-278571, filed with the SEC on April 9, 2024;
●	Registration Statement No. 333-280850, filed with the SEC on July 17, 2024;
●	Registration Statement No. 333-281748, filed with the SEC on August 23, 2024, as amended by Amendment No. 1, filed with the SEC on October 9, 2024;
●	Registration Statement No. 333-283486, filed with the SEC on November 26, 2024; and
●	Registration Statement No. 333-285293, filed with the SEC on February 26, 2025.

The Company received a notice from The Nasdaq Stock Market (“Nasdaq”) on March 7, 2025, notifying the Company that the Nasdaq staff had determined to delist the Company’s securities from Nasdaq in accordance with its authority under Nasdaq Listing Rule 5815(c). On April 22, 2025, the Company attended a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the delisting determination. On April 30, 2025, the Company received a notice from Nasdaq, notifying the Company that the Panel had determined to delist and suspend trading of the Company’s securities from Nasdaq, effective at the open of trading on May 5, 2025. On July 25, 2025, Nasdaq filed a Form 25 to effect the delisting of the Company’s Class A ordinary shares from Nasdaq. In connection with the delisting and deregistration, the Company has terminated any and all offerings pursuant to the Registration Statements.

The Company, by filing the Post-Effective Amendments, hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the related offerings.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kuala Lumpur, Malaysia, on September 12, 2025.

Starbox Group Holdings Ltd.

By:	/s/ Chong Yip Loong
Name:	Chong Yip Loong
Title:	Chief Executive Officer, Chief Financial Officer, Director, and Chairman of the Board of Directors

3

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Starbox Group Holdings Ltd., has signed these Post-Effective Amendments to the Registration Statements thereto in New York, NY on September 12, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act.

4